EXHIBIT 99.1
                                                   Arbitration Award



                        AMERICAN ARBITRATION ASSOCIATION
                         COMMERCIAL ARBITRATION TRIBUNAL


                                                     )
In the Matter of the Arbitration between             )
                                                     )
EPHONE TELECOM, INC.                                 )
                                                     )
and                                                  )
                                                     )
COMDIAL CORPORATION and                              )
ARRAY TELECOM CORPORATION                            )
                                                     )
Case Number 16 Y 181 00542 01                        )
                                                     )
-----------------------------------------------------


                              AWARD OF ARBITRATORS

         WE, THE UNDERSIGNED ARBITRATORS, having been designated in accordance with the Strategic Alliance Agreement dated March 31, 2000 among Claimant ePhone Telecom, Inc. and Respondents Comdial Corporation and Array Telecom Corporation, and having been duly sworn and having duly heard the proofs and allegations of the parties and having duly considered the claims and counterclaims, find and award as follows:

1. Nicholas Branica is not an appropriate party to this arbitration and is hereby removed from the case.

2.       The claims of ePHONE Telecom, Inc. are hereby denied.

3. On the counterclaim, ePHONE Telecom, Inc. shall pay to Comdial Corporation the sum of ONE MILLION SEVEN HUNDRED THIRTY THOUSAND NINE HUNDRED THREE DOLLARS AND THIRTEEN CENTS ($1,730,903.13) within 30 days from the date of this Award.

4. The administrative fees and expenses of the American Arbitration Association plus the compensation of the Arbitrators collectively totaling ONE HUNDRED SIX THOUSAND SEVEN HUNDRED SEVEN DOLLARS AND SIXTY-EIGHT CENTS ($106,707.68) shall be borne by ePHONE Telecom, Inc. Therefore, ePHONE Telecom, Inc. shall pay to Comdial Corporation the sum of THIRTY-EIGHT THOUSAND ONE HUNDRED NINETY-ONE DOLLARS AND FORTY-THREE CENTS ($38,191.43) for that portion of administrative fees and expenses of the American Arbitration Association and compensation and expenses of the Arbitrators previously advanced to the American Arbitration Association by Comdial Corporation.

5. All claims and counterclaims which are not specifically addressed in this Award are denied.

6.       Except as  otherwise  provided by this Award,  each party shall pay its
         respective   attorneys  fees,  witness  fees,  and  other  expenses  in connection with this arbitration.

This award is in full satisfaction of all claims and counterclaims submitted to this arbitration.

                                             /s/ Terry L. Clark
                                             -----------------------------------
                                             Terry L. Clark, Arbitrator
                                             Date: 8/27/02

                                             /s/ Gerald F. Doyle
                                             -----------------------------------
                                             Gerard F. Doyle, Arbitrator
                                             Date: 8/27/02

                                             /s/ Tobey B. Marzouk
                                             -----------------------------------
                                             Tobey B. Marzouk, Arbitrator
                                             Date: 8/26/02